EXHIBIT 10.1

AMENDMENT NO. 10

TO
LOAN AND SECURITY AGREEMENT

           THIS AMENDMENT NO. 10 ("Amendment No. 10") is entered into as of December 9, 2004 by and between SYSTEMAX INC., a corporation organized under the laws of the State of Delaware ("SYX"), SYSTEMAX MANUFACTURING INC. (formerly known as Midwest Micro Corp.), a corporation organized under the laws of the State of Delaware ("SMI"), GLOBAL COMPUTER SUPPLIES INC. (successor by merger to Continental Dynamics Corp.), a corporation organized under the laws of the State of New York ("GCS"), GLOBAL EQUIPMENT COMPANY, INC., a corporation organized under the laws of the State of New York ("GEC"), TIGER DIRECT, INC., a corporation organized under the laws of the State of Florida ("Tiger"), DARTEK CORPORATION, a corporation organized under the laws of the State of Delaware ("Dartek"), NEXEL INDUSTRIES, INC., a corporation organized under the laws of the State of New York ("NII"), MISCO AMERICA INC., a corporation organized under the laws of the State of Delaware ("Misco"), SYSTEMAX RETAIL SALES INC., a corporation organized under the laws of the State of Delaware ("SRS"), PAPIER CATALOGUES, INC., a corporation organized under the laws of the State of New York ("PCI"), CATALOG DATA SYSTEMS, INC., a corporation organized under the laws of the State of New York ("CDS"), MILLENNIUM FALCON CORP., a corporation organized under the laws of the State of Delaware ("MFC"), TEK SERV INC., a corporation organized under the laws of the State of Delaware ("TSI"), B.T.S.A., Inc., a corporation organized under the laws of the State of New York ("BTSA"), PROFIT CENTER SOFTWARE INC., a corporation organized under the laws of the State of New York ("PCS"), GLOBAL GOV'T/EDUCATION SOLUTIONS INC., a corporation organized under the laws of the State of Delaware ("GGES") and SYX DISTRIBUTION INC., a corporation organized under the laws of the State of Delaware ("SYXD") (SYX, SMI, GCS, GEC, Tiger, Dartek, NII, Misco, SRS, PCI, CDS, MFC, TSI, BTSA, PCS, GGES and SYXD, each a "Borrower" and jointly and severally the "Borrowers"), the lenders who are parties to the Loan Agreement, as defined herein ("Lenders") and JPMORGAN CHASE BANK, as agent for the Lenders ("Agent").

BACKGROUND

          Borrowers, Agent and Lenders are parties to a Loan and Security Agreement dated as of June 13, 2001 (as amended by Amendment No. 1 to Loan and Security Agreement dated as of September 1, 2001, Amendment No. 2 to Loan and Security Agreement and Consent dated as of December 13, 2001, Amendment No. 3 to Loan and Security Agreement dated as of December 20, 2001, Amendment No. 4 to Loan and Security Agreement and Consent dated as of April 18, 2002, Amendment No. 5 and Waiver to Loan and Security Agreement dated as of June 30, 2002, Amendment No. 6 to Loan and Security Agreement dated as of September 22, 2003, Amendment No. 7 to Loan and Security Agreement dated as of November 17, 2003, Joinder and Amendment No. 8 dated as of May 10, 2004, Amendment No. 9 to Loan and Security Agreement dated as of July 2, 2004, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders provided the Borrowers with certain financial accommodations.

          Borrowers have informed Agent and Lenders that they intend to (a) convert approximately $7,300,000 of inter-company loans due SYX from Systemax Europe Ltd. into equity, (b) contribute an additional approximately $7,300,000 of equity into Systemax Europe Ltd. which such sum, within ten (10) Business Days of the receipt thereof, Systemax Europe Ltd. will use to satisfy current account balances due SYX and (c) convert Euro 10,000,000 (approximately equivalent to $13,500,000) of inter-company loans outstanding to Misco German Inc., a wholly-owned subsidiary of SYX, to equity. Borrowers have requested Agent and Lenders to amend Section 7.4 of the Loan Agreement to permit such transactions. Agent and Lenders are willing to so amend the Loan Agreement on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1.      Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

           2.      Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, Section 7.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.4 Investments, Loans. Make advances, loans or extensions of credit to, or capital contributions or other investments in, any Person, including without limitation, any Parent, Subsidiary or Affiliate, or purchase or acquire obligations, stock or assets of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof with maturities of not more than 365 days; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that have assets in excess of $2.0 billion and that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) loans to or by and investments in or capital stock of any Subsidiary of any Borrower which is also a Borrower under this Agreement, (f) trade credit incurred in the ordinary course of business, (g) loans in an aggregate amount, together with all guarantees described in Section 7.3(d), at any time not in excess of $8,000,000 to Millennium Group LLC and/or Worldwide Papers LLC, (h) during the month of December 2001, capital contributions in the aggregate sum of $2,400,000 to Misco Iberia Computer Supplies, S.A. (a Spanish subsidiary of Misco; hereafter “Misco Iberia”) provided that a substantially equivalent sum is received by SYX, directly or indirectly from Misco Iberia, whether in the form of repayment of inter-company loans or trade debt or otherwise, proof of which (in form and substance satisfactory to Agent) shall be provided to Agent within five (5) Business Days of any such capital contributions, (i) during the month of December 2004, capital contributions in the aggregate sum not to exceed (A) $2,5000,000 plus (B) the Dollar equivalent of 2,483,000 British pounds (which, as of December 1, 2004, is approximately $4,800,000) to Systemax Europe Ltd. provided that a substantially equivalent sum is received by SYX, directly or indirectly from Systemax Europe Ltd., whether in the form of repayment of inter-company loans or trade debt or otherwise, proof of which (in form and substance satisfactory to Agent) shall be provided to Agent within ten (10) Business Days of any such capital contributions, (j) in addition to the capital contributions permitted under clause (i) of this Section 7.4, loans or capital contributions in an aggregate amount at any time not in excess of $17,500,000 to Systemax Europe Ltd. (whether in Dollars and/or in the Dollar equivalent of other currencies) and (k) loans or capital contributions in an aggregate amount at any time not in excess of the Dollar equivalent of Euro 10,000,000 (which, as of December 1, 2004, is approximately $13,500,000) to Misco Germany Inc.”

           3.      Conditions of Effectiveness. This Amendment No. 10 shall become effective as of the date upon which Agent shall have received (a) four (4) copies of this Amendment No. 10 executed by Borrowers, each of the Lenders and each Guarantor and (b) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

           4.      Release. Each Borrower hereby releases, remises, acquits and forever discharges each Lender and Agent and each Lender's and Agent's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment No. 10, the Loan Agreement or the Other Documents (all of the foregoing hereinafter called the "Released Matters"). Each Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

           5.      Representations and Warranties. Borrowers hereby represent and warrant as follows:

                 (a)      This Amendment No. 10, and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                 (b)      Upon the effectiveness of this Amendment No. 10, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 10.

                 (c)       No Event of Default or Default has occurred and is continuing or would exist, after giving effect to this Amendment No. 10.

                 (d)      Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

           6.      Effect on the Loan Agreement.

                 (a)      Upon the effectiveness of this Amendment No. 10, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                 (b)       Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                1.1 (c)      The execution, delivery and effectiveness of this Amendment No. 10 shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

           7.      Governing Law. This Amendment No. 10 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

           8.      Headings. Section headings in this Amendment No. 10 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 10 for any other purpose.

           9.      Counterparts; Telecopied Signatures. This Amendment No. 10 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party via telecopier shall be deemed to be an original signature hereto.

           IN WITNESS WHEREOF, this Amendment No. 10 has been duly executed as of the day and year first written above.

SYSTEMAX INC.

By: /s/Steven M. Goldschein
      Name: Steven M. Goldschein
      Title: Senior Vice President

SYSTEMAX MANUFACTURING INC.
GLOBAL COMPUTER SUPPLIES INC.
GLOBAL EQUIPMENT COMPANY, INC.
TIGER DIRECT, INC.
DARTEK CORPORATION
NEXEL INDUSTRIES, INC.
MISCO AMERICA INC.
SYSTEMAX RETAIL SALES INC.
PAPIER CATALOGUES, INC.
CATALOG DATA SYSTEMS, INC.
MILLENNIUM FALCON CORP.
TEK SERV INC.
B.T.S.A., INC.
PROFIT CENTER SOFTWARE INC.
GLOBAL GOV'T/EDUCATION SOLUTIONS INC. SYX DISTRIBUTION INC.

By: /s/Steven M. Goldschein
      Name: Steven M. Goldschein
      Title: Vice President

JPMORGAN CHASE BANK, as Lender and as
Agent

By: /s/ Donna M. DiForio
      Name: Donna M. DiForio
      Title: Vice President

TRANSAMERICA BUSINESS CAPITAL
CORPORATION,
as Lender and as Co-Agent

By: /s/ James De Santis
Its: Duly Authorized Signatory

GMAC COMMERCIAL FINANCE LLC,
(successor by merger to GMAC COMMERCIAL
CREDIT LLC), as Lender

By: /s/ Harvey Winter
Its: Vice President

ACKNOWLEDGED AND AGREED:

SYSTEMAX SUWANEE LLC

By: Systemax Inc., Member

By: /s/Steven M. Goldschein
      Name: Steven M. Goldschein
      Title: Senior Vice President

THE MILLENNIUM GROUP LLC

By: /s/Steven M. Goldschein
      Name: Steven M. Goldschein
      Title: Vice President

SYSTEMAX SERVICES INC.

By: /s/Steven M. Goldschein
      Name: Steven M. Goldschein
      Title: Vice President